Exhibit 10.10

AMENDMENT OF LEASE

This AMENDMENT OF LEASE dated as of the 1st day of February, 2016 by and between 55 CAMBRIDGE PARKWAY, LLC, a Delaware limited liability company, having an address c/o Invesco Real Estate, 1166 Avenue of the Americas, New York, New York 10036, as Landlord (the “Landlord”), and AKCEA THERAPEUTICS, INC., a Delaware corporation, having an address at 55 Cambridge Parkway, Cambridge, Massachusetts 02142, as Tenant (the “Tenant”).

BACKGROUND

Landlord and Tenant are holders of the landlord’s and tenant’s interests, respectively, under a Office Lease Agreement dated March 25, 2015 (and executed by Landlord on April 6, 2015) (the “Lease”) for approximately 4,202 rentable square feet of space located on the first (1st) floor of the West Wing of the Building (the “Building”) located at 55 Cambridge Parkway, Cambridge, Massachusetts (the “Original Premises”). The Lease Term is currently scheduled to expire on July 31, 2018. The parties desire to amend the Lease to add approximately 1,912 square feet of space on the first (1st) floor of the West Wing of the Building to the Original Premises on the terms and provisions of this Amendment, and to amend the Lease in certain other respects, all as hereinafter set forth. Capitalized terms not defined herein shall have the same meaning ascribed to them in the Lease.

WITNESSETH:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the Lease as follows:

1.                                      Additional First Floor Premises. Effective as of the later of February 20, 2016 or the day after the date on which “Edimer” (as such term is defined herein) vacates the “Additional First Floor Premises” (as defined below) (such later date shall be referred to herein as the “Additional First Floor Premises Commencement Date”), there shall be added to the Premises under the Lease the space on the first (1st) floor of the West Wing of the Building shown as the “Additional First Floor Premises” (the “Additional First Floor Premises”) on Schedule I attached hereto. The parties stipulate that the Additional First Floor Premises shall consist of approximately 1,912 rentable square feet of space.

2.                                      As Is Delivery Condition of Additional First Floor Premises. The Additional First Floor Premises shall be leased to Tenant as of the Additional First Floor Premises Commencement Date in “as is” condition, with all Building Systems serving the Additional First Floor Premises in good working condition, without any obligation on the part of Landlord to perform any construction therein or to prepare the same for Tenant’s occupancy or otherwise. Tenant shall not be charged for utilities or the use of elevators or hoists during Tenant’s initial move into the Additional First Floor Premises.

3.                                      Amendments to Article 1.1 of Lease As of Additional First Floor Premises Commencement Date. Effective as of the Additional First Floor Premises Commencement Date, Article 1.1 of the Lease shall be amended as follows:

(a)                            The definition of “PREMISES” shall be deleted and shall be replaced with the following:

“PREMISES: A portion of the space located on the first (1st) floor of the West Wing of the Building consisting of approximately 4,202 rentable square feet of space and shown on Exhibit A hereto as the ‘Original Premises’ (the ‘Original Premises’) and an additional portion of the space located on the first (1st) floor of the West Wing of the Building, consisting of approximately 1,912 rentable square feet of space and shown on Exhibit A hereto as the Additional First Floor Premises (the ‘Additional First Floor Premises’).”

(b)                            The definition of “LEASE TERM” shall be amended by deleting the current definition in its entirety and substituting the following definition therefor:

“For the Original Premises only, a period commencing on April 15, 2015 (the “Commencement Date”) and expiring on July 31, 2018 (the “Expiration Date”). For the Additional First Floor Premises only, that period commencing on the later of February 20, 2016 or the day after the date on which Edimer Pharmaceuticals, Inc. (“Edimer”) vacates the Additional First Floor Premises (such later date shall be referred to herein as the “Additional First Floor Premises Commencement Date”) and expiring on the Expiration Date. As used in this Lease, the “Additional First Floor Premises Rent Commencement Date” shall mean the first day after the expiration of the Additional First Floor Premises Free Rent Period.”

(c)                             The definition of “MINIMUM ANNUAL RENT” shall be amended by adding the following at the end of the current definition:

“MINIMUM ANNUAL RENT for Additional First Floor Premises only

Time Period	Minimum Annual Rent	Minimum Monthly Rent

The 90 day period beginning on the Additional First Floor Premises Commencement Date (the “Additional First Floor Premises Free Rent Period”)	$0.00	$0.00
Additional First Floor Premises Rent
Commencement Date — April 30, 2017	$126,192.00	$10,516.00
May 1, 2017 — July 31, 2018	$128,104.00	$10,675.33	”

(d)                                 The definition of “EXPENSE STOP” shall be amended by providing the following at the end of the current definition therefor:

“For the Additional First Floor Premises only, ‘Expense Stop’ shall mean an amount equal to the Operating Costs for the calendar year ending December 31, 2016 divided by the Rentable Square Footage of the Building.”

(e)                                  The definition of “TAX STOP” shall be amended by providing the following at the end of the current definition therefor:

“For the Additional First Floor Premises only, ‘Tax Stop’ shall mean an amount equal to the Taxes for the tax fiscal year ending June 30, 2017 divided by the Rentable Square Footage of the Building.”

4.                                 Replacement of Exhibit A To Lease As of Additional First Floor Premises Commencement Date. Effective as of the Additional First Floor Premises Commencement Date, Exhibit A to the Lease shall be amended by deleting it in its entirety and substituting Exhibit A attached hereto therefor.

5.                                 Applicability of Lease to Additional First Floor Premises. Effective as of the Additional First Floor Premises Commencement Date, except to the extent otherwise expressly provided in this Amendment or except to the extent inconsistent with the terms of this Amendment, all terms and provisions of the Lease shall be applicable to Tenant’s leasing of the Additional First Floor Premises.

6.                                 No Right of First Offer. Article 3A of the Lease entitled “Right of First Offer” and Exhibit A-I entitled “ROFO Space” are hereby deleted in their entirety and of no further force or effect.

7.                                 Brokerage. Landlord and Tenant hereby represent and warrant to each other that, other than Lincoln Property Company and JLL (collectively, the “Brokers”), neither has dealt with any real estate broker or agent in connection with the procurement of this Amendment. Other than for the Broker, whose commissions shall be payable by Landlord pursuant to a separate agreement, Tenant shall indemnify and hold Landlord harmless from any costs, expense or liability (including costs of suit and reasonable attorneys’ fees) for any compensation, commission or fees claimed by any real estate broker or agent in connection with the procurement of this Amendment because of any act or statement by Tenant.

8.                                 Ratification of Lease Provisions. Except as otherwise expressly amended, modified and provided for in this Amendment, Tenant hereby ratifies all of the provisions,

covenants and conditions of the Lease, and such provisions, covenants and conditions shall be deemed to be incorporated herein and made a part hereof and shall continue in full force and effect.

9.                                 Entire Amendment. This Amendment contains all the agreements of the parties with respect to the subject matter hereof and supersedes all prior dealings between the parties with respect to such subject matter.

10.                          Binding Amendment. This Amendment shall be binding upon, and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

11.                          Governing Law. This Amendment shall be governed by the laws of the Commonwealth of Massachusetts without regard to conflict of laws principles.

12.                          Authority. Landlord and Tenant each warrant to the other that the person or persons executing this Amendment on its behalf has or have authority to do so and that such execution has fully obligated and bound such party to all terms and provisions of this Amendment.

13.                          No Reservation. Submission of this Amendment for examination or signature is without prejudice and does not constitute a reservation, option or offer, and this Amendment shall not be effective until execution and delivery by each of the parties hereto.

14.                          Counterparts. This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. An electronic mail or facsimile version of an executed original of this Agreement shall be deemed an original, and each of the parties hereto intends to be bound by an electronic mail or facsimile version of a fully-executed original hereof or of an electronic mail or facsimile version of executed counterpart originals hereof.

15.                          Amendment Subject to Edimer Termination. This Amendment is effective as of the first date written above but is subject to and conditioned upon Landlord and Edimer Pharmaceuticals, Inc. (“Edimer”) executing and delivering a Lease Termination Agreement (the “Edimer Termination”) pursuant to which Edimer, as current tenant of the Additional First Floor Premises, agrees to terminate its right to occupy the Additional First Floor Premises and vacate the Additional First Floor Premises on or before February 19, 2016 at 11:59 EST. In the event that Landlord and Edimer shall not execute and deliver the Edimer Termination on or before February 9, 2016 at 11:59 pm EST, Landlord shall provide written notice to Tenant of the failure of this condition on or before February 11, 2016, whereupon this Amendment shall, without further action by Landlord or Tenant, terminate and be of no further force and effect. Landlord agrees to use good faith efforts in order to negotiate, execute and deliver the Edimer Termination.

[SIGNATURES ON FOLLOWING PAGE]

EXECUTED under seal as of the date first above written.

LANDLORD:

55 CAMBRIDGE PARKWAY, LLC,
a Delaware limited liability company

By:	Invesco ICRE Massachusetts REIT
Holdings, LL Its sole member

	By:	/s/ Kevin Johnson
	Name:	Kevin Johnson
	Title:	Vice President

TENANT:

AKCEA THERAPEUTICS, INC.,
a Delaware corporation

By:	/s/ Jeffrey M. Goldberg
Name: Jeffrey M. Goldberg
Title: COO
Hereunto Duly Authorized

SCHEDULE 1

Schedule 1 is intended only to show the general layout of the Additional First Floor Premises as of the Additional First Floor Premises Commencement Date. The depiction of interior windows, cubicles, modules, furniture and equipment in this Schedule 1 is for illustrative purposes only, but does not mean that such items exist. Landlord is not required to provide, install or construct any such items. It does not in any way supersede any of Landlord’s rights set forth in the Lease (as amended by this Amendment) with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate. The inclusion of elevators, stairways, electrical and mechanical closets, and other similar facilities for the benefit of occupants of the Building does not mean such items are part of the Additional First Floor Premises.

LINCOLN PROPERTY COMPANY	225 Franklin Street - 23rd Floor Boston, MA 02110 (617)951-4100

1st Floor - 1,912 RSF 55 Cambridge Parkway Existing Floor Plan

EXHIBIT A

Exhibit A is intended only to show the general layout of the Original Premises and Additional First Floor Premises as of the Additional First Floor Premises Commencement Date. The depiction of interior windows, cubicles, modules, furniture and equipment in this Exhibit A is for illustrative purposes only, but does not mean that such items exist. Landlord is not required to provide, install or construct any such items. It does not in any way supersede any of Landlord’s rights set forth in the Lease (as amended by this Amendment) with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate. The inclusion of elevators, stairways, electrical and mechanical closets, and other similar facilities for the benefit of occupants of the Building does not mean such items are part of the Original Premises or Additional First Floor Premises.

EXHIBIT A (Page 2)